  Exhibit 10.6

WAIVER OF BLOCKER

This WAIVER OF BLOCKER (this “Waiver”) is entered into effective as of February 5, 2019 (the “Effective Date”) between Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (“Armistice”), and Aytu BioScience, Inc., a Delaware corporation (“Aytu”).

RECITALS

WHEREAS, pursuant to Section 6(d) of the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “COD”) of Aytu, Aytu shall not effect any conversion of the Series C Convertible Preferred Stock of Aytu (the “Preferred Stock”), and Armistice shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion, Armistice would beneficially own in excess of 4.99% (or, upon election by Armistice prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the common stock of Aytu (“Common Stock”) outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock by Armistice (the “Beneficial Ownership Limitation”); and

WHEREAS, the parties agree to waive the Beneficial Ownership Limitation solely with respect to Armistice.

NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Waiver. Each undersigned party hereby irrevocably and unconditionally waives the Beneficial Ownership Limitation in Section 6(d) of the COD solely with respect to Armistice.

2. Effectiveness. This Waiver shall be deemed effective as of the Effective Date. The recitals to this Waiver are hereby incorporated by reference into and made a part of this Waiver for all purposes.

3. Counterparts. This Waiver and any amendments, waivers, consents or supplements may be executed in any number of counterparts (including by facsimile or other electronic means, including .pdf format) and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Waiver shall become effective upon the execution of a counterpart hereof by each of the parties.

4. Governing Law. THIS WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Signature page follows]

IN WITNESS WHEREOF, this Waiver has been duly executed by the undersigned as of the Effective Date.

AYTU BIOSCIENCE, INC.

By: /s/ Joshua Disbrow
Name: Joshua Disbrow
Title: Chief Executive Officer

ARMISTICE CAPITAL MASTER FUND LTD.

By: /s/ Tohuan Steve Chen
Name: Tohuan Steve Chen
Title: Controller of the Investment Manager

[Signature Page to Waiver of Blocker]